UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39878	84-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera

San Diego, California 92127

(Address of Principal Executive Offices)

(858) 453-7845

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2024, Petco Health and Wellness Company, Inc. (the “Company”), GSSB Corporation, an Ontario corporation of which Glenn Murphy is the sole stockholder, and Scooby Aggregator, LP, a Delaware limited partnership, entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which GSSB Corporation purchased 1,470,589 shares (the “Purchased Shares”) of Class A Common Stock, par value $0.001 per share (“Common Stock”), of the Company in a private placement at a price per share equal to $1.70 for a total of $2,500,001.30. The transactions under the Stock Purchase Agreement closed on May 13, 2024. Mr. Murphy has agreed to directly or indirectly hold the Purchased Shares for at least two years, with respect to fifty percent of the Purchased Shares, and three years, with respect to the remaining fifty percent of the Purchased Shares, subject to certain exceptions. The private placement was approved by the Audit Committee and the Board of Directors of the Company (the “Board”).

At the time GSSB Corporation entered into the Stock Purchase Agreement, Mr. Murphy did not hold any direct or indirect beneficial interest in any shares of Common Stock.

The foregoing summary of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the agreement filed as Exhibit 10.1 hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2024, the Board increased the number of directors on the Board from 10 to 11, with the one newly created directorship being allocated to Class I, effective as of May 14, 2024, in accordance with the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws. The Board appointed Glenn Murphy as Executive Chairman of the Board, effective May 14, 2024, to fill the newly created directorship to hold office until the next election of Class I directors and until his successor shall have been duly elected and qualified or until his earlier death, resignation, removal, retirement or disqualification.

Mr. Murphy brings over 30 years of global retail experience with an established track record of strategic and operational leadership across major retail brands. He is the founder and Chief Executive Officer of FIS Holdings Ltd., a high-impact consumer-focused investment firm. Prior to FIS Holdings, Mr. Murphy served as Chairman and Chief Executive Officer of The Gap, Inc. from 2007 until 2014. Prior to that, he served as Chairman and Chief Executive Officer of Shoppers Drug Mart Corporation from 2001 to 2007. Mr. Murphy started his career at Loblaw Companies where he spent 14 years in various leadership roles. Mr. Murphy currently serves on the board of directors of Wella Company and Aimbridge Hospitality. He previously served as Chairman of the board of directors of Lululemon Athletica, Inc. from April 2017 to August 2023. Mr. Murphy holds a bachelor’s degree from the University of Western Ontario.

In connection with his appointment as Executive Chairman, the Company entered into an offer letter with Mr. Murphy on May 13, 2024, pursuant to which Mr. Murphy will receive an annual base salary of $250,000 and will participate in the Company’s annual incentive plan with a target annual bonus of 100% of his base salary. The offer letter also provides for the one-time grant of the following inducement awards on or about May 24, 2024: (i) 1,000,000 restricted stock units; (ii) stock options to purchase 750,000 shares of Common Stock with an exercise price equal to $2.50 (the “First Option”); (iii) stock options to purchase 750,000 shares of Common Stock with an exercise price equal to $5.00; (iv) stock options to purchase 1,000,000 shares of Common Stock with an exercise price equal to $7.50; and (v) stock options to purchase 1,000,000 shares of Common Stock with an exercise price equal to $10.00; provided, however, that the exercise price of any grant of stock options will not be less than the closing price of Common Stock on the applicable date of grant. Notwithstanding the foregoing, if the closing price of Common Stock on the date of grant of the First Option exceeds $2.50, then the number of shares subject to the First Option will be increased on a linear basis by up to 750,000 additional shares of Common Stock (or 1,500,000 shares of Common Stock in the aggregate) for an exercise price of up to $5.00. All of the inducement awards will vest in equal quarterly installments over the three-year period following May 14, 2024, subject to partial accelerated vesting upon Mr. Murphy’s death or disability and full accelerated vesting in the event of a termination of Mr. Murphy’s employment by the Company without Cause (as defined in the award agreements) or Mr. Murphy’s resignation for Good Reason (as defined in the award agreements). In addition, shares of Common Stock received upon exercise or in settlement of the equity awards are subject to a holding period through May 14, 2027. The inducement awards were offered and will be granted as a material inducement to Mr. Murphy’s employment in accordance with Nasdaq Listing Rule 5635(c)(4).

Although Mr. Murphy will not be eligible to participate in the Company’s Executive Severance Plan, upon a termination of his employment by the Company without Cause (as defined in the offer letter), Mr. Murphy will receive the following benefits in accordance with applicable law and subject to minimum statutory notice requirements: (i) statutory severance pay, which is generally a number of weeks equal to the number of years of employment; (ii) payment of accrued but unused vacation; and (iii) any earned but unpaid annual bonus for the preceding year.

The foregoing summary of Mr. Murphy’s offer letter does not purport to be complete and is qualified in its entirety by reference to the complete terms of the offer letter filed as Exhibit 10.2 hereto, which is incorporated herein by reference. Mr. Murphy will also enter into a standard indemnification agreement with the Company, which was previously filed as Exhibit 10.2 to the Company’s Registration Statement, dated December 3, 2020.

Mr. Murphy was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Murphy does not have any family relationships with any director or executive officer of the Company, and, other than the purchase of Purchased Shares pursuant to the Stock Purchase Agreement as disclosed pursuant to Item 1.01 above and incorporated herein by reference, there are no transactions in which Mr. Murphy has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On May 14, 2024, the Company issued a press release announcing the appointment of Mr. Murphy as Executive Chairman of the Board. A copy of the press release is attached as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated May 13, 2024, among Petco Health and Wellness Company, Inc., GSSB Corporation and Scooby Aggregator, LP.

10.2	Offer Letter, dated May 13, 2024, between Glenn Murphy and Petco Health and Wellness Company, Inc.

99.1	Press Release dated May 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petco Health and Wellness Company, Inc.

Dated: May 14, 2024	By:	/s/ Giovanni Insana
	Name:	Giovanni Insana
	Title:	Chief Legal Officer and Secretary